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EXHIBIT 11.   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                     Eli Lilly and Company and Subsidiaries

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
                                                                              Three Months Ended
                                                                                   March 31,
                                                                            2000             1999
                                                                        -----------------------------
BASIC

Net income..........................................................       $   845.5        $   625.7

Preferred stock dividends...........................................             -                (.1)
                                                                           --------------------------

Adjusted net income.................................................       $   845.5        $   625.6
                                                                           ==========================

Average number of common shares outstanding.........................         1,083.6          1,092.1

Contingently issuable shares........................................              .6              1.1
                                                                           --------------------------

Adjusted average shares.............................................         1,084.2          1,093.2
                                                                           ==========================

Basic earnings per share............................................       $     .78        $     .57
                                                                           ==========================


DILUTED

Net income..........................................................       $   845.5        $   625.7

Preferred stock dividends...........................................             -                (.1)
                                                                           --------------------------

Adjusted net income.................................................       $   845.5        $   625.6
                                                                           ==========================

Average number of common shares outstanding.........................         1,083.6          1,092.1

Incremental shares - stock options and
   contingently issuable shares.....................................            14.1             22.6
                                                                           --------------------------

Adjusted average shares.............................................         1,097.7          1,114.7
                                                                           ==========================

Diluted earnings per share..........................................       $     .77        $     .56
                                                                           ==========================
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Dollars in millions except per share data. Shares in millions.

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